UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2025

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-56755	33-3001463
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Managing Dealer Agreement

On September 24, 2025, CNL Strategic Residential Credit, Inc. (the “Company”) entered into a Managing Dealer Agreement (the “Managing Dealer Agreement”) with the Company’s investment advisor, CNL Residential Credit Manager, LLC (the “Advisor”) and the Company’s managing dealer, CNL Securities Corp. (the “Managing Dealer”), an affiliate of the Advisor. Under the Managing Dealer Agreement, the Managing Dealer will serve as Managing Dealer on a best efforts basis for the Company’s private offering exempt from registration under the Securities Act of 1933, as amended (the “Private Offering”). The Managing Dealer Agreement updates the Amended and Restated Placement Agent Agreement dated July 16, 2025, previously entered into by and among the Company, the Advisor and the Managing Dealer. Pursuant to the Managing Dealer Agreement, shares of the Company’s Class E common stock (“Class E Shares”), Class FA common stock, Class A common stock, Class T common stock, Class D common stock and Class I common stock (collectively, the “Shares”) will be sold through the Managing Dealer. The Managing Dealer may reallow any portion of the selling commissions and the managing dealer fees to distribution participants. The Company may also reimburse the Managing Dealer and/or distribution participants for certain costs and expenses associated with the Private Offering, including certain costs for the marketing of the shares, technology costs, and reasonable out-of-pocket due diligence expenses that are incurred by the Managing Dealer and/or distribution participants. The Managing Dealer Agreement contains customary representations, warranties, and agreements of the Company, the Advisor and the Managing Dealer, indemnification rights and obligations of the parties and termination provisions. The foregoing is qualified in its entirety by reference to the full text of the Managing Dealer Agreement, which is filed here as Exhibit 10.1 and incorporated herein by reference.

Form of Participating Broker Agreement

On September 22, 2025, the Company and the Managing Dealer amended and restated the Form of Participating Broker Agreement (the “Participating Broker Agreement”) to be entered into between the Managing Dealer and other participating broker-dealers participating in the Private Offering. Pursuant to the Participating Broker Agreement, the Managing Dealer may reallow the selling commissions and the managing dealer fees to distribution participants. The Participating Broker Agreement also contains customary representations, warranties, and agreements of the Managing Dealer and distribution participants, indemnification rights and obligations of the parties and termination provisions. The foregoing is qualified in its entirety by reference to the full text of the Participating Broker Agreement, which is filed here as Exhibit 10.2 and incorporated herein by reference.

Amended and Restated Escrow Agreement

On September 24, 2025, the Company, the Managing Dealer and UMB Bank, N.A., the escrow agent (the “Escrow Agent”), entered into an amended and restated escrow agent agreement (the “Escrow Agreement”) pursuant to which the Escrow Agent will provide escrow services to the Company in connection with the Private Offering. The foregoing is qualified in its entirety by reference to the full text of the Escrow Agreement, which is filed here as Exhibit 10.3 and incorporated herein by reference.

Item 8.01 Other Items.

Amended and Restated Distribution Reinvestment Plan

On September 22, 2025, the Company adopted an amended and restated distribution reinvestment plan (the “DRP”) pursuant to which stockholders who enroll in the DRP will apply all cash distributions to the purchase of additional Shares for such stockholders, except for distributions paid on Class E Shares, which are not eligible to participate in the DRP. The Shares purchased pursuant to the DRP shall be of the same Share class as the Shares with respect to which the stockholder is receiving such cash distribution to be reinvested through the DRP, except for distributions paid on Class E Shares. The foregoing is qualified in its entirety by reference to the full text of the DRP, which is filed here as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Exhibits.

(d)     Exhibits

Exhibit Number	Description
4.1	Amended and Restated Distribution Reinvestment Plan (Filed herewith.)
10.1	Managing Dealer Agreement dated September 24, 2025, by and among CNL Strategic Residential Credit, Inc., CNL Residential Credit Manager, LLC, and CNL Securities Corp. (Filed herewith.)
10.2	Form of Participating Broker Agreement (Filed herewith.)
10.3	Amended and Restated Escrow Agreement dated September 24, 2025, by and among CNL Strategic Residential Credit, Inc., CNL Securities Corp., and UMB Bank, N.A. (Filed herewith.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2025		CNL Strategic Residential Credit, Inc. a Maryland corporation

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer